Exhibit 99.2

UNIT PURCHASE AGREEMENT

by and among

MARKWEST ENERGY PARTNERS, L.P.,

MARKWEST ENERGY GP, L.L.C.

AND

THE PURCHASERS PARTY HERETO

UNIT PURCHASE AGREEMENT

UNIT PURCHASE AGREEMENT, dated as of November 9, 2005 (this “Agreement”), by and among MARKWEST ENERGY PARTNERS, L.P. (“MarkWest”), MARKWEST ENERGY GP, L.L.C. (“MarkWest GP”) (solely for purposes of Sections 3.15 and 5.13) and each of the purchasers set forth on Schedule 2.02 hereof (each a “Purchaser” and collectively, the “Purchasers”).

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01           Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquisition Agreements” means the Kerr-McGee PSA, the El Paso PSA and the Valero PSA, as amended.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

 “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any and all other agreements or instruments executed and delivered to the Purchasers by MarkWest or any Subsidiary of MarkWest hereunder or thereunder.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

“Closing” shall have the meaning specified in Section 2.03.

“Closing Date” shall have the meaning specified in Section 2.03.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” shall have the meaning specified in Section 2.06(b).

“Common Units” means the common units of MarkWest.

“Confidential Information” means all oral or written information, documents, records and data that MarkWest or its Representatives furnishes or otherwise discloses to a Purchaser or any of its Representatives, including any information relating to any of El Paso, Javelina Holdings, Kerr-McGee, Kerr-McGee Investment, Valero or Valero Javelina, together with all copies, extracts, analyses, compilations, studies, memoranda, notes or other documents, records or data (in whatever form maintained, whether documentary, computer or other electronic storage or otherwise) prepared by any Person that contain or otherwise reflect or are generated from such information, documents, records, or data.  The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure by such Purchaser or its Representatives), (b) is developed by such Purchaser or any of its Representatives, independent of, and without reliance in whole or in part on, any Confidential Information or any knowledge of Confidential Information, (c) becomes available to such Purchaser or its Representatives on a non-confidential basis from a source other than MarkWest or its Representatives who, insofar as is known to the recipient after reasonable inquiry, is not prohibited from transmitting the information to the recipient by a contractual, legal, fiduciary or other obligation to MarkWest or (d) was available to such Purchaser or its Representatives on a non-confidential basis prior to its disclosure to such Purchaser or its Representatives by MarkWest or its Representatives.

“El Paso” means El Paso Corporation, a Delaware corporation.

“El Paso PSA” means that certain Purchase and Sale Agreement, dated September 16, 2005, between El Paso and MarkWest.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Form 8-A” shall have the meaning set forth in Section 3.02(a).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to MarkWest means a Governmental Authority having jurisdiction over MarkWest, its Subsidiaries or any of their respective Properties.

“Indemnified Party” shall have the meaning specified in Section 5.02(c).

“Indemnifying Party” shall have the meaning specified in Section 5.02(c).

“Javelina Acquisition” means MarkWest’s acquisition of certain equity interests pursuant to the Acquisition Agreements.

“Javelina Holdings” means Javelina Holdings Corporation, a Delaware corporation.

“Kerr-McGee” means Kerr-McGee Corporation, a Delaware corporation.

“Kerr-McGee Investment” means KM Investment Corporation, a Nevada corporation.

“Kerr-McGee PSA” means that certain Purchase and Sale Agreement, dated September 16, 2005, by and among Kerr-McGee, Kerr-McGee Investment, Javelina Holdings and MarkWest.

“Knowledge” means the actual knowledge of the individuals listed on Schedule 1.01 hereto after reasonable inquiry.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any lien, encumbrance, security interest, charge or other interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“MarkWest” has the meaning set forth in the introductory paragraph.

“MarkWest Financial Statements” means the financial statement or statements described or referred to in Section 3.03.

“MarkWest GP” has the meaning set forth in the introductory paragraph.

“MarkWest Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations or affairs of MarkWest and its Subsidiaries taken as a whole measured against those assets, liabilities, financial condition, business, operations or affairs reflected in the MarkWest SEC Documents filed with the Commission prior to the date hereof or from the facts represented or warranted in any Basic Document , or (b) the ability of MarkWest to fulfill any of its obligations under or consummate any of the transactions contemplated by the Basic Documents.

“MarkWest Related Parties” shall have the meaning specified in Section 5.02(b).

“MarkWest SEC Documents” shall have the meaning specified in Section 3.03.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of MarkWest, dated as of May 24, 2002.

“Partnership Securities” means any class or series of equity interest in MarkWest (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in MarkWest), including without limitation Common Units, Subordinated Units and Incentive Distribution Rights (as defined in the Partnership Agreement).

“Permits” means, with respect to MarkWest or any of its Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its businesses as currently conducted.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Prior Registration Rights Agreements” means the (i) Registration Rights Agreement dated November 20, 2002 by and between MarkWest and Tortoise MWEP, L.P. and (ii) Registration Rights Agreement dated June 13, 2003 by and among MarkWest and each party listed on Schedule A thereto (Tortoise MWEP, L.P. and each such party are collectively referred to herein as “Prior Rights Holders”).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the monetary commitment amount set forth opposite such Purchaser’s name under the column entitled “Total Purchase Price” on Schedule 2.02 hereto.

“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units set forth opposite such Purchaser’s name under the column entitled “Units Purchased” set forth on Schedule 2.02 hereto.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Purchaser Material Adverse Effect” means, with respect to a particular Purchaser, any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations or affairs of such Purchaser, (b) the ability of such Purchaser to carry out its business as of the date hereof or to meet its obligations under the Basic Documents on a timely basis or (c) the ability of such Purchaser to consummate the transactions under any Basic Document.

“Purchaser Related Parties” shall have the meaning specified in Section 5.02(a).

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, among MarkWest and the Purchasers in the form attached hereto as Exhibit A hereto.

“Representatives” of any Person means the officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subordinated Units” means the subordinated units of MarkWest.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; or (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Third Quarter Distribution Amount” means $0.82, which is the cash distribution per Common Unit to be paid on or about November 15, 2005.

“Valero” means Valero Energy Corporation, a Delaware corporation.

“Valero Javelina” means Valero Javelina, L.P., a Delaware limited partnership.

“Valero PSA” means that certain Purchase and Sale Agreement, dated September 16, 2005, among Valero, Valero Javelina and MarkWest.

Section 1.02           Accounting Procedures and Interpretation.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all MarkWest Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01           Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.03) MarkWest hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from MarkWest, such Purchaser’s Purchased Units, and each Purchaser agrees to pay MarkWest such Purchaser’s Purchase Price. The obligation of each Purchaser hereunder is several and not joint and is independent of the obligation of each other Purchaser, and the failure of, or MarkWest’s waiver of, performance by any Purchaser does not excuse performance by any other Purchaser or MarkWest.

Section 2.02           Closing.  Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on the date hereof (such date, the “Closing Date”) at the offices of Vinson & Elkins, L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002.

Section 2.03           Conditions to the Closing.

(a)           Mutual Conditions.  The respective obligation of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)            no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by or before any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(ii)           there shall not be pending any suit, action or proceeding by or before any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(iii)          MarkWest and the Prior Rights Holders shall have delivered amendments to the Prior Registration Rights Agreements; and

(iv)          the Common Units comprising the Purchased Units have, subject to issuance, been approved for listing on the American Stock Exchange.

(b)           Each Purchaser’s Conditions.  The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser, on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)            (A) The representations and warranties of MarkWest contained in this Agreement shall be true and correct in all material respects (except that the representations and warranties of MarkWest contained in Sections 3.03 and 3.04 shall be true and correct in all respects) as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), and (B) MarkWest shall have performed in all material respects all of its agreements and covenants to be performed prior to the Closing; and

(ii)           MarkWest shall have delivered, or caused to be delivered, to the Purchasers at the Closing MarkWest’s closing deliverables described below in Section 2.05(a).

(c)           MarkWest’s Conditions.  The obligation of MarkWest to consummate the sale of each of the Purchaser’s Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of the condition (which may be waived by MarkWest in writing, in whole or in part, to the extent permitted by applicable Law) that the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

Section 2.04           Deliveries.

(a)           At the Closing, subject to the terms and conditions hereof, MarkWest will deliver, or cause to be delivered, to each Purchaser:

(i)            The Purchased Units to be purchased by such Purchaser by delivery of certificates evidencing such Purchased Units at the Closing meeting the requirements of the Partnership Agreement, all free and clear of any Liens, encumbrances or interests of any other Person, and (subject to the terms and conditions hereof) Purchaser will make payment to MarkWest of such Purchaser’s Purchase Price by wire transfer of immediately available funds to an account designated by MarkWest in writing prior to the Closing;

(ii)           A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, that each of MarkWest, MarkWest GP and MarkWest Energy Operating Company, L.L.C. is in good standing;

(iii)          An opinion addressed to the Purchasers from Vinson & Elkins L.L.P., dated as of the Closing Date, in the form and substance attached hereto as Exhibit C; and

(iv)          The Registration Rights Agreement, which shall have been duly executed by MarkWest.

(b)           At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered to MarkWest, the Registration Rights Agreement, which shall have been duly executed by each such Purchaser.

Section 2.05           Consideration.  The amount per Common Units each Purchaser will pay to MarkWest to purchase the Common Units comprising the Purchased Units (the “Common Unit Price”) shall be $44.21 per Common Unit.

Section 2.06           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document.  Nothing contained herein or in any Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Document.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this agreement or out of the other

Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Basic Documents.  MarkWest has elected to provide all Purchasers with the same material terms and Basic Documents for the convenience of MarkWest and not because it was required or requested to do so by the Purchasers.

Section 2.07           Lock-up.

(a)           MarkWest agrees that from and after Closing it will not sell, nor will it permit any of its Affiliates to offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of any Common Units (other than 4,500,000 Common Units to finance the Javelina Acquisition) prior to the date which is 90 days from the Closing Date.

(b)           Each Purchaser agrees that from and after Closing it will not offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of any of the Purchased Units prior to the date which is 90 days from the Closing Date; provided, however, that any Purchaser may enter into a cash settled derivative or similar transaction with respect to the Purchased Units purchased by it.

Section 2.08           Quarterly Report.  MarkWest agrees that it will timely file its quarterly report on Form 10-Q due on November 14, 2005 with the SEC.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATED TO MARKWEST

MarkWest represents and warrants to each Purchaser as follows:

Section 3.01           Corporate Existence.  MarkWest: (a) is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a MarkWest Material Adverse Effect.  Each of MarkWest’s Subsidiaries that is a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a MarkWest Material Adverse Effect.  Each Subsidiary of MarkWest that is not a corporation has been duly formed, is validly existing and in good standing under the laws of the State or other jurisdiction of its formation and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a MarkWest Material Adverse Effect.  None of MarkWest or any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of MarkWest, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of MarkWest, its respective certificate of incorporation, bylaws or other similar organizational documents.  Each of MarkWest and its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a MarkWest Material Adverse Effect.

Section 3.02           Capitalization and Valid Issuance of Purchased Units.

(a)           As of the date hereof, the issued and outstanding limited partner interests of MarkWest consist of 8,242,697 Common Units and 2,400,000 Subordinated Units.  The only issued and outstanding general partner interests of MarkWest are the interests of the General Partner described in the Partnership Agreement.  All outstanding Common Units and Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described under the caption “The Partnership Agreement—Limited Liability” in MarkWest’s registration statement on Form S-1 (No. 333-81780) which is incorporated by reference into the Partnership’s Registration Statement on Form 8-A (File No. 001-31239) (the “Form 8-A”)).

(b)           Other than MarkWest’s Long-Term Investment Plan and MarkWest’s other equity compensation plans, as described in MarkWest’s Annual Report on Form 10-K for the period ended December 31, 2004, MarkWest has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units).  No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which MarkWest unitholders may vote is issued or outstanding.  Except as set forth in the first sentence of this Section 3.02(b) or as are contained in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible securities, agreements, claims or commitments of any character obligating MarkWest or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, MarkWest or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests or equity interests, (ii) obligations of MarkWest or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of MarkWest or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which MarkWest or any of its Subsidiaries is a party with respect to the voting of the equity interests of MarkWest or any of its Subsidiaries.  At the Closing, except as described in this Section 3.02(b), there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which MarkWest or any of its Subsidiaries will be bound calling for the purchase or issuance of any partnership interests of MarkWest or any equity interest of any of its Subsidiaries or securities convertible into or exchangeable for such partnership or equity interests or any other such securities or agreements.  Except under the Prior Registration Rights Agreements and that certain Registration Rights Agreement dated July 30, 2004 among MarkWest Energy Partners, L.P. and the purchasers party thereto, neither the offering or sale of the Purchased Units nor registration of the Purchased Units pursuant to the Registration Rights Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of MarkWest.

(c)           (i) All of the issued and outstanding equity interests of each of MarkWest’s Subsidiaries are owned, directly or indirectly, by MarkWest free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under MarkWest’s or MarkWest’s Subsidiaries’ credit facilities), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of MarkWest’s Subsidiaries, as applicable) and non-assessable (except as nonassessability may be affected by Section 6.07 of the Texas Revised Uniform Limited Partnership Act, Section 18-607 of the Delaware Limited Liability Company Act, Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, Section 450.4307 of the Michigan Limited Liability Company Act, Section 2030 of the Oklahoma Limited Liability Company Act or the organizational documents of MarkWest’s Subsidiaries, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) as of the date hereof, neither MarkWest nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.  The material Subsidiaries of MarkWest are set forth on Schedule 2.03 hereto.

(d)           The Common Units being purchased by the Purchasers hereunder and the limited partner interests represented thereby, are duly authorized by the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described under the caption “The Partnership Agreement—Limited Liability” in MarkWest’s registration statement on Form S-1 (No. 333-81780) which is incorporated by reference into the Form 8-A) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities laws and other than such Liens as are created by the Purchaser.

(e)           The Common Units are listed on the American Stock Exchange.

(f)            Correct and complete copies of the Partnership Agreement and MarkWest’s certificate of limited partnership are attached hereto as Exhibit B.

Section 3.03           MarkWest SEC Documents.  MarkWest has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively “MarkWest SEC Documents”) and since October 11, 2005, all such reports and statements have been timely filed.  The MarkWest SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “MarkWest Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed MarkWest SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of MarkWest as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  PricewaterhouseCoopers LLP, MarkWest’s former public accounting firm, is an independent public accounting firm with respect to MarkWest and did not resign and was not dismissed as independent public accountants of MarkWest as a result of or in connection with any disagreement with MarkWest on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  KPMG LLP, MarkWest’s former public accounting firm, is an independent public accounting firm with respect to MarkWest and did not resign and was not dismissed as independent public accountants of MarkWest as a result of or in connection with any disagreement with MarkWest on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  Deloitte & Touche LLP, MarkWest’s current public accounting firm, is an independent public accounting firm with respect to MarkWest and has not resigned or been dismissed as independent public accountants of MarkWest as a result of or in connection with any disagreement with MarkWest on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  To MarkWest’s Knowledge, the information (considering all information in the aggregate and excluding all forecasts, projections and forward looking information), if any, provided by MarkWest to any Purchaser regarding the Javelina Acquisition was true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.04           No Material Adverse Change.  Except as set forth in or contemplated by the MarkWest SEC Documents filed with the Commission on or prior to the date hereof and all matters related to the proposed Javelina Acquisition which have been discussed with each of the Purchasers, since December 31, 2004, MarkWest and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have a MarkWest Material Adverse Effect, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to MarkWest and its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which MarkWest and its Subsidiaries participate or are engaged, except, in each case, to the extent such change, event, occurrence, effect, fact, circumstance or condition affects MarkWest to a significantly greater extent than other similarly situated companies generally, (b) acquisition or disposition of any material asset by MarkWest or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the MarkWest SEC Documents filed with the Commission on or prior to the date hereof, or (c) material change in MarkWest’s accounting principles, practices or methods.  Except as set forth in or contemplated by the MarkWest SEC Documents filed with the Commission on or prior to the date hereof and except indebtedness incurred in connection with the Javelina Acquisition, MarkWest has neither issued Partnership Securities (other than under its Long-Term Investment Plan and its other equity compensation plans, each as described in the MarkWest SEC Documents filed with the Commission on or prior to the date hereof) nor incurred material indebtedness since June 30, 2005.

Section 3.05           Litigation.  Except as set forth in the MarkWest SEC Documents filed with the Commission on or prior to the date hereof, there is no Action pending or, to the knowledge of MarkWest, contemplated or threatened against or affecting MarkWest, any of its Subsidiaries or any of their respective officers, directors, properties or assets, which (individually or in the aggregate) (a) questions the validity of any of the Basic Documents or the right of MarkWest to enter into any of the Basic Documents or to consummate the transactions contemplated hereby and thereby or (b) would be reasonably likely to result in a MarkWest Material Adverse Effect.

Section 3.06           No Breach.  The execution, delivery and performance by MarkWest of the Basic Documents and all other agreements and instruments to be executed and delivered by MarkWest pursuant hereto or thereto or in connection with the transactions contemplated by the Basic Documents or any such other agreements and instruments, and compliance by MarkWest with the terms and provisions hereof and thereof and the issuance and sale by MarkWest of the Purchased Units, do not and will not (a) violate any provision of any Law or Permit having applicability to MarkWest or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the Certificate of Limited Partnership or other organizational documents of MarkWest, or the Partnership Agreement, or any organizational documents of any of MarkWest’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which MarkWest or any of its Subsidiaries is a party or by which MarkWest or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by MarkWest or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this Section 3.06, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not be, individually or in the aggregate, reasonably likely to have a MarkWest Material Adverse Effect.

Section 3.07           Authority.  MarkWest has all necessary power and authority to execute, deliver and perform its obligations under the Basic Documents; and the execution, delivery and performance by MarkWest of the Basic Documents; and the Basic Documents constitute the legal, valid and binding obligations of MarkWest, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity. No approval from the holders of the Common Units is required in connection with MarkWest’s issuance and sale of the Purchased Units to the Purchasers.

Section 3.08           Approvals.  Except for the approvals required by the Commission in connection with MarkWest’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by MarkWest of any of the Basic Documents, except those already obtained or where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a MarkWest Material Adverse Effect.

Section 3.09           MLP Status.  MarkWest has, for each taxable year beginning after December 31, 2002, during which MarkWest was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

Section 3.10           Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units to each of the Purchasers pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither MarkWest nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemptions.

Section 3.11           Investment Company Status.  MarkWest is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12           Certain Fees.  Except for the expense reimbursement contemplated by Section 5.12, no fees or commissions will be payable by MarkWest to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement.  MarkWest agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by MarkWest or alleged to have been incurred by MarkWest in connection with the sale of each Purchaser’s Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.13           No Side Agreements.  There are no other agreements by, among or between MarkWest or its Affiliates, on the one hand, and any of the Purchasers or their

Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.14           Material Agreements.  MarkWest has provided the Purchasers (if requested) with correct and complete copies of all material agreements (as defined in Section 601(b)(10) of Regulation S-K promulgated by the Commission), including amendments to or other modifications of pre-existing material agreements, entered into by MarkWest since June 30, 2005.

Section 3.15           Javelina Acquisition.  The Javelina Acquisition was closed on November 1, 2005 pursuant to the terms of the Acquisition Agreements.  MarkWest GP has determined, in good faith, that the Javelina Acquisition was an “Acquisition” (as defined in the Partnership Agreement) that satisfies the requirements of Section 5.7(b) of the Partnership Agreement and thus allows the issuance of the Purchased Units without the prior approval of the MarkWest unitholders.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to MarkWest with respect to itself:

Section 4.01           Investment.  The Purchased Units are being acquired for its own account, not as a nominee or agent, and with no intention of distributing the Purchased Units or any part thereof, and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.  Notwithstanding the foregoing, a Purchaser may enter into a derivative transaction with respect to its Purchased Units with a third party provided that such transaction is exempt from registration under the Securities Act.

Section 4.02           Nature of Purchaser.  Such Purchaser represents and warrants to, and covenants and agrees with, MarkWest that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.03           Receipt of Information; Authorization.  Such Purchaser acknowledges that it has (a) had access to MarkWest’s periodic filings with the Commission, including MarkWest’s Annual Report on Form 10-K, as filed with the Commission on July 24, 2005, for the year ended December 31, 2004, MarkWest’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 and all Current Reports on Form 8-K filed with the Commission by MarkWest since January 1, 2005, (b) had access to information regarding the proposed Javelina Acquisition and its potential effect on MarkWest’s operations and financial results and the risks related thereto and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of MarkWest regarding such matters.  Notwithstanding the foregoing, MarkWest acknowledges that no Purchaser received Confidential Information, except for the existence of the proposed offering of Purchased Units, unless requested by such Purchaser.

Section 4.04           Corporate Existence.  Such Purchaser, if an entity: (a) is duly incorporated or formed, legally existing and in good standing under the laws of its respective jurisdiction of incorporation or formation; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have or would not reasonably be expected to have a Purchaser Material Adverse Effect. Each such Purchaser is not in default in the performance, observance or fulfillment of any provision of its organizational documents, except where such default would not have or would not be reasonably likely to have a Purchaser Material Adverse Effect.

Section 4.05           No Breach.  The execution, delivery and performance by such Purchaser of this Agreement, the Registration Rights Agreement and all other agreements and instruments to be executed and delivered by such Purchaser pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement or any such other agreements and instruments, and compliance by such Purchaser with the terms and provisions hereof and thereof, and the purchase of such Purchaser’s Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law or permit having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser, (c) require any consent or approval under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by such Purchaser; with the exception of the conflicts stated in clause (b) of this Section 4.05, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.05 would not, individually or in the aggregate, be reasonably likely to have a Purchaser Material Adverse Effect.

Section 4.06           Restricted Securities.  Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from MarkWest in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.07           Certain Fees.  No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement, except in the case of a fee paid by Fiduciary/Claymore MLP Opportunity Fund to A.G. Edwards & Sons, Inc.  Such Purchaser agrees that it will indemnify and hold harmless MarkWest from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of such Purchaser’s Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.08           Legend.  It is understood that the certificates evidencing the Purchased Units may bear the following legend:  “These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

Section 4.09           No Side Agreements.  There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and any of the other Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

ARTICLE V
MISCELLANEOUS

Section 5.01           Interpretation and Survival of Provisions.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  All references to a party in this Agreement shall include such party’s successors and permitted assigns.  The word “including” shall mean “including but not limited to.”  The terms “will” and “shall” shall be interpreted to have the same meaning.  Words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever MarkWest has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of MarkWest unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement.  If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic

Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.  The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.  The representations and warranties set forth in Sections 3.01, 3.02, 3.06, 3.07, 3.08, 3.12, 3.13, 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07 and 4.09 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of MarkWest or each of the Purchasers.  The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment or repurchase thereof.  All indemnification obligations of MarkWest and the provisions of Section 5.02 shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing executed by all the parties to this Agreement referencing that individual Section, regardless of any purported general termination of this Agreement.

Section 5.02           Indemnification, Costs and Expenses.

(a)           Indemnification by MarkWest.  MarkWest agrees to indemnify each Purchaser and its officers, directors, employees and agents (collectively, the “Purchaser Related Parties”) from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to (i) any actual or proposed use by MarkWest of the proceeds of any sale of the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of MarkWest contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

(b)           Indemnification by Purchasers.  Each Purchaser agrees, severally and not jointly, to indemnify MarkWest, MarkWest GP and their officers, directors, employees and agents (collectively, the “MarkWest Related Parties”) from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties.

(c)           Indemnification Procedure.  Promptly after any MarkWest Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or illegal conduct by the Indemnified Party.

Section 5.03           No Waiver; Modifications in Writing.

(a)           Delay.  No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)           Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination.  Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by MarkWest from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on MarkWest in any case shall entitle MarkWest to any other or further notice or demand in similar or other circumstances.

Section 5.04           Binding Effect; Assignment.

(a)           Binding Effect.  This Agreement shall be binding upon MarkWest, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns.

(b)           Assignment of Purchased Units.  All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities laws, Section 2.07(b) and the Registration Rights Agreement.

(c)           Assignment of Rights.  All or any portion of the rights and obligations of each Purchaser under this Agreement may not be transferred by such Purchaser without the written consent of MarkWest, unless such transfer is to an Affiliate of the Purchaser in which case written consent shall not be unreasonably withheld.

Section 5.05           Confidentiality.  Notwithstanding anything herein to the contrary, to the extent a Purchaser has executed a confidentiality agreement in favor of MarkWest, such Purchaser shall continue to remain bound by such confidentiality agreement.  Disclosure of Confidential Information will not be deemed to be a breach of this Section 5.05 if such disclosure is made with the consent of MarkWest or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee; provided, however, that upon receipt by a Purchaser of any subpoena or order covering Confidential Information of MarkWest, such Purchaser will promptly notify MarkWest of such subpoena or order.

Section 5.06           Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to Fiduciary/Claymore MLP Opportunity Fund:

c/o Fiduciary Asset Management
8112 Maryland Avenue, Suite 400
St. Louis MO 63105
Attention: Jim Cunnane
Facsimile: (314) 863-4360

(b)	If to Kayne Anderson MLP Investment Company:

Kayne Anderson MLP Investment Company
1800 Avenue of the Stars, 2nd Floor
Los Angeles, California 90067
Attention: David Shladovsky, Esq.
Facsimile: (310) 284-6490

with a copy to:

1100 Louisiana, Suite 4550
Houston, Texas 77002
Attention: Kevin McCarthy
Facsimile: (713) 655-7355

and

Baker Botts L.L.P.
98 San Jacinto Blvd.
1500 San Jacinto Center
Austin, Texas 78701
Attention: Laura L. Tyson, Esq.
Facsimile: (512) 322-8377

(c)	If to RCH Energy Opportunity Fund I, L.P., RCH Energy MLP Fund L.P. or RCH Energy MLP Fund-A L.P.;

RR Advisors, LLC
2100 McKinney Ave., Suite 700
Dallas, TX 75201
Attention: Robert Raymond
Facsimile: (214) 661-8044

with a copy to:

Baker Botts L.L.P.

98 San Jacinto Blvd.
1500 San Jacinto Center
Austin, Texas 78701
Attention: Laura L. Tyson, Esq.
Facsimile: (512) 322-8377

(d)	If to Fiduciary/Claymore MLP Opportunity Fund:

Fiduciary Asset Management
8112 Maryland Avenue, Suite 400
St. Louis, MO 63105
Attention: Jim Cunnane
Facsimile: (314) 863-4360

(e)	If to Credit Suisse First Boston Management LLC:

Credit Suisse First Boston Management LLC
One Madison Avenue
New York, New York 10010
Attention: Patrick Frisina
Facsimile: (212) 538-5165

(f)	If to Structured Finance Americas LLC:

Structured Finance Americas LLC
60 Wall Street
4th Floor
New York, New York 10005
Attention: Andrea Leung
Facsimile: (212) 797-9361

(g)	If to Royal Bank of Canada:

RBC Capital Markets Corporation
One Liberty Plaza
165 Broadway
New York, NY 10006-1404

(h)	If to Alerian Capital Partners LP:

Alerian Capital Management LLC
45 Rockefeller Plaza
Suite 2570
New York, NY 10111
Attention: Gabriel Hammond

(i)	If to Mark West:

MarkWest Energy Partners, L.P.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112
Attention: Andrew L. Schroeder
Facsimile: (303) 290-8769

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas 77002
Attention: David P. Oelman, Esq.
Facsimile: (713) 615-5861

or to such other address as MarkWest or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 5.07           Removal of Legend.  Any Purchaser may request MarkWest to remove the legend described in Section 4.08 from the certificates evidencing the Purchased Units by submitting to MarkWest such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be; provided, however, that no such opinion shall be required in the event a Purchaser is effecting a sale of such Purchased Units pursuant to Rule 144 under the Securities Act or an effective registration statement.

Section 5.08           Entire Agreement.  This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by MarkWest or any of its Affiliates or each of the Purchasers or any of their Affiliates set forth herein or therein.  This Agreement, the other Basic Documents and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 5.09           Governing Law.  This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

Section 5.10           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 5.11           Expenses.  MarkWest hereby covenants and agrees to reimburse the Purchasers for reasonable and documented legal expenses of Baker Botts L.L.P., incurred in connection with the negotiation, execution, delivery and performance of the Basic Documents and the transactions contemplated hereby and thereby, up to $35,000.00.  Any request for such reimbursement by Purchasers shall be accompanied by a detailed invoice for such amount.  Any amount in excess of $35,000.00 shall be paid by Purchasers, pro rata, based on their Purchase Price.  If any action at law or equity is necessary to enforce or interpret the terms of the Basic Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 5.12           Waiver of Preemptive Right.  Other than the obligation of MarkWest GP to make contributions to MarkWest as required by Section 5.2 of the Partnership Agreement, MarkWest GP hereby waives (for itself and on behalf of its Affiliates) its preemptive rights provided under Section 5.9 of the Partnership Agreement with respect to the issuances of Partnership Securities pursuant to this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

MARKWEST ENERGY PARTNERS, L.P.

By:	MarkWest Energy GP, L.L.C.,
its general partner

By:	/s/ JAMES G. IVEY
Name:	James G. Ivey
Title:	Sr. VP / Chief Financial Officer

MARKWEST ENERGY GP, L.L.C. (solely for the purpose of Sections 3.15 and 5.13)

By:	/s/ JAMES G. IVEY
Name:	James G. Ivey
Title:	Sr. VP / Chief Financial Officer

[Signature Page to Purchase Agreement]

ROYAL BANK OF CANADA

By:	RBC Capital Markets Corporation, its Agent

By:	/s/ STEVEN C. MILKE
	Name:	Steven C. Milke, authorized person
	Title:	Managing Director

By:	/s/ JOSEF MUSKATEL
	Name:	Josef Muskatel, authorized person
	Title:	Director and Senior Counsel

ALERIAN CAPITAL PARTNERS LP

By:	/s/ GABRIEL HAMMOND
	Name:	Gabriel Hammond
	Title:	Managing Member

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:	/s/ FIDUCIARY/CLAYMORE MLP
OPPORTUNITY FUND
Fiduciary/Claymore MLO Opportunity Fund

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ JAMES BAKER
	Name:	James C. Baker
	Title:	Vice President

STRUCTURED FINANCE AMERICAS LLC

By:	/s/ STRUCTURED FINANCE
AMERICAS LLC
Name:	Structured Finance Americas, LLC

CREDIT SUISSE FIRST BOSTON
MANAGEMENT LLC

By:	/s/ CREDIT SUISSE FIRST
BOSTON MANAGEMENT LLC
Name:	Credit Suisse First Boston Management LLC

RCH ENERGY MLP FUND L.P.

By:		RCH Energy MLP Fund GP, LP, its general
partner

By:	RR Advisors, LLC, its general partner

	By:	/s/ ROBERT RAYMOND
Robert Raymond, its sole member

RCH ENERGY MLP FUND-A L.P.

By:		RCH Energy MLP Fund GP, LP, its general
partner

By:	RR Advisors, LLC, its general partner

	By:	/s/ ROBERT RAYMOND
Robert Raymond, its sole member

RCH ENERGY OPPORTUNITY FUND I, L.P.

By:	RCH Energy Opportunity Fund I GP, L.P., its general partner

By:	RR Advisors, LLC, its general partner

By:	/s/ ROBERT RAYMOND
Robert Raymond, its sole member

Exhibit A – Form of Registration Rights Agreement

See Attached

Exhibit B – Partnership Agreement and Certificate of Limited Partnership

See Attached

Exhibit C – Form of Opinion of MarkWest Counsel

See Attached

Schedule 1.01

Cory Bromley

Frank M. Semple

James G. Ivey

Randy S. Nickerson

Andrew L. Schroeder

Schedule 2.02

Purchaser	Units Purchased	Total Purchase Price
Royal Bank of Canada	49,762	$2,199,978.02

Alerian Capital Partners LP	63,335	$2,800,040.35

Fiduciary/Claymore MLP Opportunity Fund	113,097	$5,000,018.37

Kayne Anderson MLP Investment Company	678,580	$30,000,021.80

Structured Finance Americas LLC	340,000	$15,031,400.00

Credit Suisse First Boston Management LLC	60,000	$2,652,600.00

RCH Energy Opportunity Fund I, L.P.	226,194	$10,000,036.74

RCH Energy MLP Fund, L.P.	110,982	$4,906,514.22

RCH Energy MLP Fund-A, L.P.	2,115	$93,504.15

Total	1,644,065	$72,684,113.65

Schedule 2.03

MarkWest Texas GP, L.L.C.

MarkWest Energy Operating Company, L.L.C.

MarkWest Energy Appalachia, L.L.C.

MarkWest Michigan Pipeline Company, L.L.C.

MarkWest Western Oklahoma Gas Company, L.L.C.

MarkWest Javelina Pipeline Holding, L.P.

MarkWest Javelina Holding, L.P.